EXHIBIT 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-163226 of our report dated February 25, 2010, relating to the financial statements of DIRECTV and the effectiveness of DIRECTV's internal control over financial reporting, appearing in the Annual Report on Form 10-K/A of DIRECTV for the year ended December 31, 2009.

We also consent to the incorporation by reference of the DIRECTV Savings Plus Plan’s Annual Report on Form 11-K for the fiscal year ended November 30, 2009 and the DIRECTV Thrift and Savings Plan’s Annual Report on Form 11-K for the fiscal year ended November 30, 2009 in this Post-Effective Amendment No. 1 to Registration Statement No. 333-163226 of (i) our report dated May 22, 2009, relating to the 2008 financial statements of the DIRECTV Savings Plus Plan  and (ii) our report dated May 22, 2009, relating to the 2008 financial statements of the DIRECTV Thrift & Savings Plan.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

December 15, 2010